Exhibit 99.2
Supplemental Presentation Materials Second Quarter 2010 Financial Review and Analysis (preliminary, unaudited) July 28, 2010

2 July 28, 2010 Second Quarter 2010 Financial Review and Analysis Certain statements contained in this document are "forward-looking statements" intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. Such forward-looking statements and financial or other business targets are subject to certain risks and uncertainties. Actual results and trends may differ materially from historical or anticipated results depending on a variety of factors, including but not limited to risks and uncertainties relating to investment in development activities and new production facilities; fluctuations in cost and availability of raw materials; ability of the Company to achieve and sustain targeted cost reductions; ability of the Company to generate sustained productivity improvement; successful integration of acquisitions; successful implementation of new manufacturing technologies and installation of manufacturing equipment; disruptions in information technology systems; successful installation of new or upgraded information technology systems; the financial condition and inventory strategies of customers; customer and supplier concentrations; changes in customer order patterns; loss of significant contract(s) or customer(s); timely development and market acceptance of new products; fluctuations in demand affecting sales to customers; collection of receivables from customers; impact of competitive products and pricing; selling prices; business mix shift; volatility of capital and credit markets; impairment of capitalized assets, including goodwill and other intangibles; credit risks; ability of the Company to obtain adequate financing arrangements and to maintain access to capital; fluctuations in interest and tax rates; fluctuations in pension, insurance and employee benefit costs; impact of legal proceedings; changes in tax laws and regulations; changes in governmental regulations; changes in political conditions; fluctuations in foreign currency exchange rates and other risks associated with foreign operations; worldwide and local economic conditions; impact of epidemiological events on the economy and the Company's customers and suppliers; acts of war, terrorism, and natural disasters; and other factors. The Company believes that the most significant risk factors that could affect its financial performance in the near- term include (1) the impact of economic conditions on underlying demand for the Company's products and on the carrying value of its assets; (2) the impact of competitors' actions, including pricing, expansion in key markets, and product offerings; (3) the degree to which higher costs can be offset with productivity measures and/or passed on to customers through selling price increases, without a significant loss of volume; and (4) the impact of changes in tax laws and regulations throughout the world. For a more detailed discussion of these and other factors, see "Risk Factors" and "Management's Discussion and Analysis of Results of Operations and Financial Condition" in the Company's most recent Form 10-K, filed on March 1, 2010, with the Securities and Exchange Commission. The forward-looking statements included in this document are made only as of the date of this document, and the Company undertakes no obligation to update the forward-looking statements to reflect subsequent events or circumstances.

Use of Non-GAAP Financial Measures This presentation contains certain non-GAAP measures as defined by SEC rules. Reconciliations of non-GAAP measures to the most directly comparable GAAP measures are included with the financial schedules accompanying the earnings news release for the quarter, along with certain supplemental analysis provided in this document. (See Attachments A-2 through A-5 to Exhibit 99.1, news release dated July 28, 2010.) The Company's non-GAAP financial measures exclude the impact of certain events, activities or strategic decisions. The accounting effects of these events, activities or decisions, which are included in the GAAP measures, may make it difficult to assess the underlying performance of the Company in a single period. By excluding certain accounting effects, both positive and negative (e.g. restructuring charges, asset impairments, legal settlements, certain effects of acquisitions and related integration costs, loss from debt extinguishment, loss from curtailment and settlement of pension obligations, gains or losses on sales of certain assets, etc.), from certain of the Company's GAAP measures, the Company believes that it is providing meaningful supplemental information to facilitate an understanding of the Company's "core" or "underlying" operating results. These non-GAAP measures are used internally to evaluate trends in the Company's underlying business, as well as to facilitate comparison to the results of competitors for a single period. The Company adjusted the estimated GAAP tax rate to exclude the full year estimated tax rate effect of charges for goodwill and indefinite-lived intangible asset impairments, restructuring costs and asset impairment and lease cancellation charges, legal settlements, loss from debt extinguishment, and loss from curtailment and settlement of pension obligations to determine its adjusted non-GAAP tax rate to derive non-GAAP net income. (See Attachment A-2 to Exhibit 99.1 for a discussion of limitations associated with the use of these non-GAAP measures.) This document has been furnished (not filed) under Form 8-K with the SEC and is posted at the Investors section of the Company's Web site. 3 July 28, 2010 Second Quarter 2010 Financial Review and Analysis

Overview Second Quarter 2010 Results Strong top line growth across all major regions of operation; particular strength in emerging markets and Retail Information Services Increased operating margin as higher volume and the benefits from restructuring and productivity initiatives more than offset the impact of raw material inflation PSM and RIS back to pre-recession levels in sales, with improved profitability Second Half 2010 Outlook Continued uncertainty about economic outlook Significant increases in raw material costs; additional rounds of price increases planned, but pricing will lag inflation in 2010 Reduced profits in Office and Consumer Products related to increased competition and investment in demand creation and innovation Well positioned for profitable growth and increased returns Leading market share in core businesses with increased operating leverage RFID gaining traction, a catalyst for future growth Increasing marketing / business development investment to accelerate sales growth Continued investment in infrastructure to support growth and future productivity improvement July 28, 2010 Second Quarter 2010 Financial Review and Analysis 4

July 28, 2010 Second Quarter 2010 Financial Review and Analysis Second Quarter Summary Net sales grew 15% from prior year, or approx. 14% on an organic basis(1) Operating margin improved 280 basis points to 9% before restructuring charges and other items Interest expense essentially unchanged vs. prior year Effective (GAAP) tax rate was approx. 33% Adjusted year-to-date tax rate was approx. 23% Reported EPS of $0.78 Adjusted EPS of $0.94 (excludes $0.16 of restructuring charges and other items) 5 (1) Throughout this document, all references to organic sales change refer to results before the impact of foreign currency translation and an extra week in the first quarter of 2009.

Sales Trend Analysis July 28, 2010 Second Quarter 2010 Financial Review and Analysis 6 Reported Sales Change (20.4%) (10.2%) 0.7% 9.0% 15.4% 2Q09 3Q09 4Q09 Organic Sales Change (13.5%) (5.9%) (0.6%) 7.3% 14.1% Currency (6.9%) (4.3%) 4.5% 4.9% 1.3% Extra Week -- -- (3.2%) (3.2%) -- 1Q10 2Q10

7 Gross Profit Margin (total Company) 29.2% 26.8% 28.4% Operating Margin (non-GAAP(1)): Pressure-sensitive Materials 9.6% 8.1% 10.0% Retail Information Services 8.8% 0.0% 0.8% Office and Consumer Products 15.9% 17.3% 11.2% Other specialty converting businesses 3.1% (3.1%) 2.3% Total Company 9.0% 6.2% 6.5% (1) Earnings before interest and taxes, restructuring and asset impairment charges, and other items detailed in Attachments A-3 and A-4 of Exhibit 99.1. 2Q10 2Q09 1Q10 Margin Analysis July 28, 2010 Second Quarter 2010 Financial Review and Analysis

Key Factors Impacting Margin Gross profit margin improved 240 basis points vs. prior year to 29.2% due to increased volume and the benefits of restructuring and productivity initiatives, partially offset by raw material inflation Marketing, general and administrative (MG&A) expense ratio was down 40 basis points compared to the prior year MG&A expense increased approx. $39 mil. compared to the prior year, as variable costs associated with higher volume and increased growth- related and infrastructure investment were partially offset by the benefit of restructuring initiatives MG&A expense was approximately even with the first quarter July 28, 2010 Second Quarter 2010 Financial Review and Analysis 8

9 Second Quarter Segment Overview PRESSURE-SENSITIVE MATERIALS Reported sales of $924 mil., up 16% compared with prior year Organic sales growth of approx. 15% Roll Materials' sales grew at mid-teens rate (organic basis), reflecting strength in all regions Graphics & Reflective sales grew at low-teens rate on an organic basis Excluding restructuring charges and other items, operating margin increased 150 basis points to 9.6% Operating margin increased year-on-year due to higher volume and the benefits of productivity actions, partially offset by raw material inflation Sequentially, operating margin declined 40 basis points as recently implemented price increases were insufficient to cover rising raw material inflation; additional price increases are underway July 28, 2010 Second Quarter 2010 Financial Review and Analysis

10 Second Quarter Segment Overview (continued) RETAIL INFORMATION SERVICES Reported sales of $412 mil., up 24% compared with prior year Organic sales growth of approx. 23% Q2 comparison benefited from significant inventory destocking in the prior year, as well as improved retail apparel sales and new programs with key brands and retailers Seasonally strongest quarter for the business Operating margin before restructuring charges increased by 880 basis points to 8.8%, above pre-recession levels, driven by increased volume and restructuring and productivity initiatives July 28, 2010 Second Quarter 2010 Financial Review and Analysis

11 OFFICE AND CONSUMER PRODUCTS Reported sales of $209 mil., down 4% compared with prior year Sales down approx. 5% on an organic basis Excluding restructuring charges and other items, operating margin declined to 15.9% due to increased investment in consumer promotions and marketing, as well as lower volume OTHER SPECIALTY CONVERTING BUSINESSES Sales of $135 mil., up 19% compared with prior year on both a reported and organic basis Excluding restructuring charges, operating margin improved to 3.1% due to increased volume and restructuring and productivity actions, partially offset by raw material inflation July 28, 2010 Second Quarter 2010 Financial Review and Analysis Second Quarter Segment Overview (continued)

July 28, 2010 Second Quarter 2010 Financial Review and Analysis 12 ($ Millions) 2010 2009 Net cash provided by operating activities $ 143.1 $ 132.8 Purchases of property, plant and equipment, net $ (27.4) $ (29.7) Purchases of software and other deferred charges $ (10.4) $ (14.9) Proceeds from sale of investments, net $ 0.4 $ 0.1 Free Cash Flow(1) $ 105.7 $ 88.3 (1) Net cash from operating activities (as reported), less net purchases of property, plant, equipment, software, and other deferred charges, plus proceeds from sale of investments, net. (1) Net cash from operating activities (as reported), less net purchases of property, plant, equipment, software, and other deferred charges, plus proceeds from sale of investments, net. (1) Net cash from operating activities (as reported), less net purchases of property, plant, equipment, software, and other deferred charges, plus proceeds from sale of investments, net. (1) Net cash from operating activities (as reported), less net purchases of property, plant, equipment, software, and other deferred charges, plus proceeds from sale of investments, net. (1) Net cash from operating activities (as reported), less net purchases of property, plant, equipment, software, and other deferred charges, plus proceeds from sale of investments, net. Year-To-Date Cash Flow

AVERY DENNISON

Update to Contributing Factors to 2010 Financial Results

April Commentary

- Reported revenue growth of 5% to 7%
  - One less week in fiscal year
  - At current rates, currency translation represents less than 1% benefit to reported sales growth, and neutral impact to EBIT
- Estimated $70 mil. of incremental restructuring savings, net of transition costs
- Approx. 3% (~ $75 mil.) inflation in overall raw material costs, partially offset with benefit from global sourcing strategies, material cost productivity, and price increases
- Increased investment in new growth opportunities and infrastructure, including higher spend related to innovation/demand creation in OCP segment
- Interest expense of ~ $75 mil.
- Tax rate in the range of 18% to 22%
- Restructuring charges of ~ $15 to $20 mil.
- Capital expenditures (including IT) of $125 to $150 mil. *(D&A ~ $250 mil.)*
- Pension contributions comparable to 2009 *(~ $50 mil.)*
- Reduced cash requirements for restructuring

July Guidance Assumptions

- Reported revenue growth of 7% to 8%
  - One less week in fiscal year
  - At current rates, currency translation represents ~1% headwind to reported sales growth, and ~$8 mil. negative impact to EBIT
- Estimated $70 mil. of incremental restructuring savings, net of transition costs
- Approx. $95 mil. of inflation in overall raw material costs, partially offset with benefit from global sourcing strategies, material cost productivity, and price increases
- Increased investment in new growth opportunities and infrastructure, including higher spend related to innovation/demand creation in OCP segment
- Interest expense of ~ $75 mil.
- Tax rate at the high end of our previous range
- Restructuring charges of ~ $15 to $20 mil.
- Capital expenditures (including IT) of $125 to $150 mil. *(D&A ~ $250 mil.)*
- Pension contributions comparable to 2009 *(~ $50 mil.)*
- Reduced cash requirements for restructuring

13 Second Quarter 2010 Financial Review and Analysis July 28, 2010

AVERY DENNISON

2010 Earnings and Free Cash Flow Guidance

	2010 Guidance
Reported (GAAP) Earnings Per Share	$2.48 - $2.68
Add Back:	
Estimated Restructuring, Asset Impairment, and Other Items	~ $0.12
Adjusted (non-GAAP) Earnings Per Share	$2.60 to $2.80
Capital Expenditures & Investments in Software	$125 to $150 mil.
Free Cash Flow (before dividends)	~ $350 mil.

2H Considerations:

- Raw material inflation (~ $85 mil. vs. 2H09), partially offset by additional rounds of price increases
- Seasonally lower period for Retail Information Services
- Reduced profits sequentially in Office and Consumer Products
- Currency headwind (~ $11 mil. impact to EBIT vs. 2H09)

14 Second Quarter 2010 Financial Review and Analysis July 28, 2010